Exhibit 99.1

2007-15

  Contact:  R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON APPROVES 2-FOR-1 STOCK SPLIT AND RENEWS STOCKHOLDER RIGHTS PLAN

HOUSTON (October 2, 2007) – Cameron’s board of directors has approved a 2-for-1 stock split to be effected in the form of a stock dividend.  The stock split is subject to stockholder approval of a proposed amendment to the Company’s Certificate of Incorporation that would authorize the issuance of up to 400 million shares of common stock, instead of the 150 million currently authorized.  The stock split will increase the Company’s total shares outstanding from approximately 111 million to approximately 222 million.
Cameron Chairman and Chief Executive Officer Sheldon R. Erikson said, “This marks the third 2-for-1 split of the Company’s stock and the second in the last two years, and should be viewed as an indication of the Board’s confidence in both Cameron’s current performance and its long-term outlook.”
The Company will seek approval of the amendment to its Certificate of Incorporation to increase the number of authorized shares of common stock at a Special Meeting of Stockholders tentatively scheduled to be held on December 7, 2007 for stockholders of record on November 1, 2007.  The record date and stockholder meeting date are subject to change until the Company's definitive proxy statement is finalized and mailed to stockholders, which is expected to take place in early November. Subject to receiving such stockholder approval, the Company expects that the record date for the stock split will be in late December and the payment date will be prior to December 31, 2007.
In addition, the Company’s board of directors has approved a replacement stockholder rights plan for the Company’s existing stockholder rights plan, which expires on October 31, 2007.  The replacement rights plan has substantially the same terms as the Company’s existing rights plan, after adjusting the number of rights outstanding for the two stock splits that have occurred since the adoption of the expiring rights plan.  The replacement rights plan is designed to ensure that all Company stockholders receive fair and equal treatment in the event of a proposed takeover of the Company.  The rights will be issued on October 31, 2007 to stockholders of record on that date, and will expire on October 31, 2017.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com

In connection with the proposed amendment to the Company’s Certificate of Incorporation, the Company will file a proxy statement with the Securities and Exchange Commission.  The proxy statement will be mailed to the stockholders of the Company to consider and vote upon the proposed amendment to the Certificate of Incorporation.  Investors and stockholders are urged to carefully read the proxy statement and other relevant materials filed with the Securities and Exchange Commission when they become available because they will contain important information about the Company, the amendment to the Certificate of Incorporation and other related matters.  Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov.   These documents can also be obtained for free from the Company on the Company’s website at www.c-a-m.com, or by directing such request to the Company’s Investor Relations department at (713) 513-3344.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed amendment to the Certificate of Incorporation.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the amendment to the Certificate of Incorporation when it becomes available.
This document includes forward-looking statements regarding the Company, including statements about the special meeting of stockholders and the payment of the two-for-one stock split, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actions may differ materially from those described in such forward-looking statements as a result of numerous factors and uncertainties that could affect the timing of the proposed stock split or whether the stock split will occur, including the risk that the stockholders do not approve the amendment to the Company's Certificate of Incorporation.  Such forward-looking statements are based on current expectations of the Company's actions and are subject to a variety of factors which are described in the Company’s filings made from time to time with the Securities and Exchange Commission, some of which are not under the control of the Company.  Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company's future actions. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.